                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Petrie Stores Liquidating Trust (the "Trust") for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Stephanie R. Joseph, as Chief Executive Officer of the Trust, and H. Bartlett Brown, as Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, to the best of her or his knowledge, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ STEPHANIE R. JOSEPH
---------------------------------------------------------
Stephanie R. Joseph
Chief Executive Officer

March 31, 2005

/s/ H. BARTLETT BROWN
---------------------------------------------------------
H. Bartlett Brown
Chief Financial Officer

March 31, 2005

     This certification accompanies this Report pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Trust for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.